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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                NOVEMBER 25, 1998



                         COMMISSION FILE NUMBER 0-27920


                              Garden Botanika, Inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 Washington                            91-1464962
     (STATE OR OTHER JURISDICTION OF       (IRS EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)



                              8624 154th Avenue NE
                            Redmond, Washington 98052
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (425) 881-9603
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5.  OTHER EVENTS.

        The Company has been notified by the Nasdaq Stock Market that it has recently failed to maintain certain requirements concerning the minimum bid price per share of its Common Stock and the market value of its public float and that, in the absence of a request for an appeal, continued failure to meet either of these requirements will result in the de-listing of the Company's Common Stock from the National Market. The Company intends to request an appeal of the potential de-listing before the applicable deadline and obtain an extension of time to execute a plan to meet the National Market listing requirements. The Company understands that a hearing of the appeal and a decision from the Nasdaq Listing Qualification Panel could be expected in January or February of 1999. There can be no assurance, however, that the Company will be successful in its attempt to remain listed on the National Market. In the event of a de-listing, trading in the Company's Common Stock could continue over-the-counter or in the Nasdaq Small Cap Market. In such event, investors may find it more difficult to trade in the Company's Common Stock or to obtain accurate, current information concerning market prices.


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SIGNATURES:


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     GARDEN BOTANIKA, INC.
                                     Registrant



November 25, 1998                    /s/ Michael W. Luce
-------------------------------      ---------------------------------------
Date                                 Michael W. Luce
                                     President and Chief Executive Officer
                                     (Principal Executive Officer)



November 25, 1998                    /s/ George W. Newman
-------------------------------      ---------------------------------------
Date                                 George W. Newman
                                     Vice President & Controller
                                     (Principal Financial and Accounting
                                     Officer)